SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	001-11174 (Commission file number)	06-1340090 (I.R.S. employer identification number)

20415 Nordhoff Street, Chatsworth, CA   91311

(Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 1, 2010, management of MRV Communications, Inc. (the “Company” or “MRV”), in consultation with the Chair of the Audit Committee of the Board of Directors, concluded that the Company should amend its previously issued consolidated financial statements that were included in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 16, 2010, and that such consolidated financial statements, as well as the Company’s previously issued earnings release for the fourth quarter and year ended 2009 should no longer be relied upon. The Company reached this conclusion because it identified a $3.1 million overstatement of the write-down to estimated net realizable value of the current assets from discontinued operations held for sale which caused a decrease in net loss attributable to MRV stockholders for the year ended December 31, 2009 of $3.1 million from $3.5 million to $0.4 million.

Today the Company is filing an amendment to its Annual Report on Form 10K for the year ended December 31, 2009 (“Form 10-K/A”).  The financial statements in the Form 10-K/A include a restated consolidated balance sheet as of December 31, 2009 and restated consolidated statements of operations, statements of stockholders’ equity, and statements of cash flows for the year ended December 31, 2009. The reported write-down to estimated net realizable value of $6.8 million was overstated by $3.1 million because the cumulative translation adjustment related to the Company’s investment in EDSLan, S.p.A. was not included in the carrying value of that investment when testing for impairment as required by Accounting Standards Codification 830-30-45-13.  The write-down to estimated net realizable value was a component of the net loss from discontinued operations of $5.8 million reported on the Company’s statement of operations for the year ended December 31, 2009, and reduced the current assets of discontinued operations held for sale on the Company’s balance sheet as of December 31, 2009.

The following table reconciles the Statement of Operations amounts previously reported to the restated amounts for the year ended December 31, 2009 (in thousands, except per share data):

	As previously reported	Adjustments	As restated
Income from continuing operations	$4,107	$—	$4,107
Income (loss) from discontinued operations, net of income taxes of $927	(5,772)	3,065	(2,707)
Net income (loss)	(1,665)	3,065	1,400
Less:
Income from continuing operations attributable to noncontrolling interests	1,757	—	1,757
Income from discontinued operations attributable to noncontrolling interests	47	—	47
Net loss attributable to MRV	(3,469)	3,065	(404)
Income from continuing operations attributable to MRV	$2,350	$—	$2,350
Income (loss) from discontinued operations attributable to MRV	$(5,819)	$3,065	$(2,754)
Net income (loss) attributable to MRV per share — basic:
From continuing operations	$0.01	$—	$0.01
From discontinued operations	$(0.04)	$0.02	$(0.02)
Net loss attributable to MRV per share — basic (1)	$(0.02)	$0.02	$0.00
Net income (loss) attributable to MRV per share — diluted:
From continuing operations	$0.01	$—	$0.01
From discontinued operations	$(0.04)	$0.02	$(0.02)
Net loss attributable to MRV per share — diluted (1)	$(0.02)	$0.02	$0.00
Weighted average number of shares:
Basic	157,547	—	157,547
Diluted	157,665	—	157,665

(1) Amounts may not add due to rounding.

The following table reconciles the Balance Sheet amounts previously reported to the restated amounts (in thousands):

	As previously reported	Adjustments	As restated
Current assets from discontinued operations held for sale	$39,640	$3,065	$42,705
Total current assets	335,867	3,065	338,932
Total assets	397,754	3,065	400,819
Accumulated deficit	(1,252,108)	3,065	(1,249,043)
Total MRV stockholders’ equity	167,286	3,065	170,351
Total equity	174,005	3,065	177,070
Total liabilities and stockholders’ equity	397,754	3,065	400,819

The following table reconciles the Statement of Cash Flows amounts previously reported to the restated amounts (in thousands):

	As previously reported	Adjustments	As restated
Net income (loss)	$(1,665)	$3,065	$1,400
Impairment of goodwill and long lived assets of discontinued operations	6,883	(3,065)	3,818
Net cash used in operating activities	(16,569)	—	(16,569)

Management and the Company’s independent registered public accounting firm discussed and investigated the matters disclosed in this Item 4.02 on March 30, 2010, and brought the issue to the attention of the Chair of the Audit Committee on March 31, 2010. On April 1, 2010, the Company determined that the previously filed financial statements and the related report of the Independent Registered Public Accounting Firm should not be relied upon.

In connection with the determination that the Company needed to restate its consolidated financial statements for the fiscal year ended December 31, 2009, management has concluded that deficiencies relating to the review and approval controls relative to non-routine transactions and the financial statement close process rise to the level of a material weakness, and have accordingly included an amended Item 9A in the Form 10-K/A.   A ‘‘material weakness’’ is defined as a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

The accounting changes and their estimated effects described above are also applicable to the Company’s earnings press release dated March 16, 2010, which was contained in a separate Form 8-K of the same date furnished by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 6, 2010

MRV COMMUNICATIONS, INC.

By:	/s/ Noam Lotan
Noam Lotan
Chief Executive Officer